Exhibit 10.17.7
Director Form - A&R 2016 Plan 2018 Awards

TELLURIAN INC.
RESTRICTED STOCK AGREEMENT
PURSUANT TO THE
TELLURIAN INC.
AMENDED AND RESTATED 2016 OMNIBUS INCENTIVE COMPENSATION PLAN

This RESTRICTED STOCK AGREEMENT (“Agreement”) is effective as of [___], 2018 (the “Grant Date”), between Tellurian Inc., a Delaware corporation (the “Company”), and [INSERT NAME] (the “Participant”).
Terms and Conditions
The Participant is hereby granted, as an eligible Director of the Company or a Subsidiary, as of the Grant Date, pursuant to the Amended and Restated Tellurian Inc. 2016 Omnibus Incentive Compensation Plan (as it may be amended and/or restated from time to time, the “Plan”), the number of Shares of the Company’s Common Stock set forth in Section 1 below. Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan. A copy of the Plan and the prospectus with regard to the shares under an effective registration on Form S-8 have been delivered or made available to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan and the prospectus and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.
Accordingly, the parties hereto agree as follows:
1.Grant of Shares. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, effective as of the Grant Date, the Company hereby awards to the Participant [_______] shares of its Common Stock (the “Shares”). Such Shares are subject to certain vesting and forfeiture restrictions set forth in Section 2 hereof, which restrictions shall lapse at the times provided under Section 2 hereof. For the period during which such restrictions are in effect, the Shares subject to such restrictions are referred to herein as the “Restricted Stock.” The Restricted Stock, in the sole discretion of the Plan Administrator, shall be evidenced by a certificate or be credited to a book entry account maintained by the Company (or its designee) on behalf of the Participant and such certificate or book entry (as applicable) shall be noted appropriately to record the restrictions on the Restricted Stock imposed hereby.
2.Restricted Stock.
(a)Rights as a Stockholder. The Participant shall have the rights of a stockholder with respect to the shares of Restricted Stock as, and only as, set forth in Section 10.4 of the Plan and herein. Solely with respect to unvested shares of Restricted Stock, (i) dividends or other distributions (collectively, “dividends”) on such unvested shares of Restricted Stock shall be withheld, in each case, while such unvested shares of Restricted Stock are subject to restrictions, and (ii) in no event shall dividends or other distributions payable thereunder be paid unless and until such unvested shares of Restricted Stock to which they relate no longer are subject to a risk of forfeiture hereunder. Dividends that are not paid currently shall be credited to bookkeeping accounts on the Company’s records for purposes of the Plan and shall not accrue interest. Such dividends shall be paid to the Participant in the same form as paid on the Common Stock promptly upon the lapse of the restrictions.
(b)Vesting. Subject to Sections 2(c) and 2(d) below, the Restricted Stock shall only vest, and the forfeiture restrictions shall lapse, as to the number of shares set forth below, on the respective vesting dates set forth below:

Vesting Date	Number of Shares
September 6, 2018	_____________
December 6, 2018	_____________
March 6, 2019	_____________
June 6, 2019	_____________
There shall be no proportionate or partial vesting in the periods prior to the applicable vesting date(s) and all vesting shall occur only on the applicable vesting date(s), subject to the Participant’s continued service as Director of the Company or any Subsidiary through the applicable vesting, as explained in Section 2(c) below.
(c)Termination of Directorship. In the event the Participant experiences a Termination of Directorship, any Shares of Restricted Stock not then vested shall not vest (except as otherwise provided herein) and shall be forfeited back to the Company without compensation as of the date of such Termination of Directorship; provided, however, that any such Shares of Restricted Stock not then vested shall fully vest upon the death or Disability of the Participant, or upon a Termination of Directorship by the Company without Cause.
(d)Change of Control. In the event of a Change of Control (as defined in the Plan), all outstanding and unvested Shares of Restricted Stock shall immediately vest in full and all forfeiture restrictions thereon shall lapse as of the date of such Change of Control.
(e)Section 83(b). If the Participant properly elects (as permitted by Section 83(b) of the Code) within thirty (30) days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such Restricted Stock, the Participant shall deliver to the Company a signed copy of such election within 10 days after the making of such election, and shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state, local or other taxes of any kind that the Company is required to withhold with respect to the Restricted Stock. The Participant acknowledges that it is his or her sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if he or she elects to utilize such election.
(f)Certificates. If, after the Grant Date, certificates are issued with respect to the shares of Restricted Stock, such issuance and delivery of certificates shall be made in accordance with the applicable terms of the Plan.
3.Delivery Delay. The delivery of any certificate representing the Restricted Stock may be postponed by the Company for such period as may be required for it to comply with any applicable foreign, federal, state or provincial securities law, or any national securities exchange listing requirements and the Company is not obligated to issue or deliver any securities if, in the opinion of counsel for the Company, the issuance of such Shares shall constitute a violation by the Participant or the Company of any provisions of any applicable foreign, federal, state or provincial law or of any regulations of any governmental authority or any national securities exchange. If the Participant is currently a resident or is likely to become a resident in the United Kingdom at any time during the period that the Shares are subject to restriction, the Participant acknowledges and understands that the Company intends to meet its delivery obligations in Common Stock with respect to the shares of Restricted Stock, except as may be prohibited by law or described in this Agreement or supplementary materials.
4.Certain Legal Restrictions. The Plan, this Agreement, the granting and vesting of the Restricted Stock, and any obligations of the Company under the Plan and this Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required, and to any rules or regulations of any exchange on which the Common Stock is listed.
5.Withholding of Taxes. The Company shall have the right to deduct from any payment to be made pursuant to this Agreement and the Plan, or to otherwise require, prior to the issuance, delivery or vesting of any shares of Common Stock, payment by the Participant of, any federal, state or local taxes required by law to be withheld.
6.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Plan Administrator and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that any provision of this Agreement conflicts or is inconsistent with the terms set forth in the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
7.Restrictions on Transfer. The Participant shall not sell, transfer, pledge, hypothecate, assign or otherwise dispose of the Shares, except as permitted in the Plan or Agreement. Any attempted sale, transfer, pledge, hypothecation, assignment or other disposition of the Shares in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.
8.Recoupment Policy.     The Participant acknowledges and agrees that the Restricted Stock shall be subject to the terms and provisions of any “clawback” or recoupment policy that may be adopted by the Company from time to time or as may be required by any applicable law (including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and rules and regulations thereunder).
9.No Right to Continued Service. This Agreement is not an agreement for continued service. None of this Agreement, the Plan or the grant of the Restricted Stock hereunder shall (a) guarantee that the Company will retain the Participant’s services as Director for any specific time period or (b) modify or limit in any respect the Company’s right to terminate or modify the Participant’s service arrangement or compensation. Moreover, this Agreement is not intended to and does not amend any existing service contract between the Participant and the Company or any of its Affiliates.
10.Section 409A. Subject to and without limitation on Section 19.3 of the Plan, it is intended that the Restricted Stock comply with or be exempt from Code Section 409A, and this Agreement shall be construed and interpreted in accordance with such intent. In no event whatsoever will Company be liable for any additional tax, interest or penalties that may be imposed on the Participant under Code Section 409A or any damages for failing to comply with Code Section 409A.
11.Notices. Any notice or communication given hereunder shall be in writing or by electronic means and, if in writing, shall be deemed to have been duly given: (a) when delivered in person or by electronic means; (b) three days after being sent by United States mail; or (c) on the first business day following the date of deposit if delivered by a nationally recognized overnight delivery service, in each case, to the appropriate party at the following address (or such other address as the party shall from time to time specify): (i) if to the Company, to Tellurian Inc. at its then current headquarters; and (ii) if to the Participant, to the address on file with the Company.
12.Mode of Communications. The Participant agrees, to the fullest extent permitted by applicable law, in lieu of receiving documents in paper format, to accept electronic delivery of any documents that the Company or any of its Affiliates may deliver in connection with this grant of Restricted Stock and any other grants offered by the Company, including, without limitation, prospectuses, grant notifications, account statements, annual or quarterly reports, and other communications. The Participant further agrees that electronic delivery of a document may be made via the Company’s email system or by reference to a location on the Company’s intranet or website or the online brokerage account system.
13.Governing Law. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to principles of conflict of laws which would result in the application of the laws of any other jurisdiction.
14.Successors. The Company will require any successors or assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place. The terms of this Agreement and all of the rights of the parties hereunder will be binding upon, inure to the benefit of, and be enforceable by, the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

15.WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES HERETO OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT.
16.Construction. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions of this Agreement. Wherever any words are used in this Agreement in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply. As used herein, (a) “or” shall mean “and/or” and (b) “including” or “include” shall mean “including, without limitation.” Any reference herein to an agreement in writing shall be deemed to include an electronic writing to the extent permitted by applicable law.
17.Severability of Provisions. If at any time any of the provisions of this Agreement shall be held invalid or unenforceable, or are prohibited by the laws of the jurisdiction where they are to be performed or enforced, by reason of being vague or unreasonable as to duration or geographic scope or scope of the activities restricted, or for any other reason, such provisions shall be considered divisible and shall become and be immediately amended to include only such restrictions and to such extent as shall be deemed to be reasonable and enforceable by the court or other body having jurisdiction over this Agreement, and the Company and the Participant agree that the provisions of this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provisions had not been included.
18.No Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.
19.Entire Agreement. This Agreement, together with the Plan, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements between the Company and the Participant with respect to the subject matter hereof.
20.Data Protection. By accepting this Agreement (whether by electronic means or otherwise), the Participant hereby consents to the holding and processing of personal data provided by him to the Company for all purposes necessary for the operation of the Plan. These include, but are not limited to administering and maintaining Participant records; providing information to any registrars, brokers or third party administrators of the Plan; and providing information to future purchasers of the Company or the business in which the Participant works.
21.Acceptance. To accept the grant of the Restricted Stock, the Participant must execute and return the Agreement by [______] (the “Acceptance Deadline”). By accepting this grant, the Participant will have agreed to the terms and conditions set forth in this Agreement and the terms and conditions of the Plan. The grant of the Restricted Stock will be considered null and void, and acceptance thereof will be of no effect, if the Participant does not execute and return the Agreement by the Acceptance Deadline.
22.Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument. Execution and delivery of this Agreement by facsimile or other electronic signature is legal, valid and binding for all purposes.
[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.
TELLURIAN INC.

By:
Name:
Title:
PARTICIPANT
By:
Name: [INSERT NAME]

[Signature Page to Restricted Stock Agreement]